Exhibit 32.1




                         CERTIFICATION  PURSUANT  TO SECTION 906
                          OF  THE  SARBANES-OXLEY  ACT  OF  2002


In connection with the annual report of Meridian Holdings, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2005 as filed
with   the   Securities   and   Exchange   Commission   on    the   date  hereof
(the "Report"), we, Anthony C. Dike, the Chief Executive Officer, and Principal Financial Officer, of the Company, certify, pursuant to 18 U.S.C.
1350, as   adopted   pursuant   to Section   906 of the Sarbanes-Oxley  Act  of
2002,  that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Meridian Holdings, Inc., and will be retained by Meridian Holdings, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.

DATE: , May 22, 2006        By:  /s/  Anthony  C.  Dike
                                        -------------------
                                         Anthony  C.  Dike
                        Chairman  and  CEO/Principal Financial Officer